UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2008

Cell Genesys, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Forbes Boulevard, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 266-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 14, 2008, Cell Genesys, Inc. issued a press release announcing that the Independent Data Monitoring Committee (IDMC) for VITAL-1, the first of two ongoing Phase 3 clinical trials of GVAX immunotherapy for prostate cancer, has completed a pre-planned interim analysis and has recommended that the study continue. This event-driven interim analysis was designed to determine whether the study should continue to completion and took place in the time frame originally estimated. As is customary to preserve study blinding, the IDMC provided no information to the company other than the recommendation to continue the trial. A copy of the press release titled "Interim Analysis Supports Continuation of Cell Genesys' VITAL-1 Phase 3 Clinical Trial of GVAX Immunotherapy for Prostate Cancer" is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The press release contains forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

January 15, 2008	By:	/s/ Sharon E. Tetlow

Name: Sharon E. Tetlow
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release titled "Interim Analysis Supports Continuation of Cell Genesys' VITAL-1 Phase 3 Clinical Trial of GVAX Immunotherapy for Prostate Cancer".